CONSENT



We have issued our report dated February 11, 1997, accompanying the financial statements of Monroc, Inc., incorporated by reference or included in the Annual Report of Monroc, Inc., on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Monroc, Inc., on Form S-8 (File No. 33-80242 effective June 15, 1994).


                                             GRANT THORNTON LLP

Salt Lake City, Utah
March 26, 1996